Exhibit 99.1

AdvancePierre Foods Appoints Christopher D. Sliva as President and Director; Announces Executive Promotions

Sliva Will Succeed John Simons as Chief Executive Officer Following Simons’ Planned Retirement in 2017

George Chappelle Named Chief Operating Officer

Jim Clough Named Chief Commercial Officer

CINCINNATI — November 9, 2016 — AdvancePierre Foods (NYSE: APFH) (“AdvancePierre”), a leading national producer and distributor of sandwiches, sandwich components and other entrées and snacks, today announced that its Board of Directors has approved a succession and transition plan for its Chief Executive Officer position.  As a part of the plan, the Board announced that effective November 14, 2016, Christopher D. Sliva will be appointed President and also will join the AdvancePierre Board of Directors. On March 31, 2017, current AdvancePierre Chief Executive Officer John Simons will retire and will be succeeded by Sliva. Simons will remain a member of AdvancePierre’s Board following the transition.

Additionally, AdvancePierre today announced the promotions of George Chappelle and Jim Clough.  Chappelle, previously Senior Vice President, Supply Chain & Corporate Development, has been appointed Chief Operating Officer.  Chappelle will be responsible for overseeing the company’s manufacturing operations and supply chain as well as all business development activities including acquisitions, divestitures and other strategic projects.  Currently President of the Foodservice business unit, Clough will expand his role and become the company’s first Chief Commercial Officer.  Clough will continue to lead the Foodservice business unit as President and will have additional leadership responsibilities related to the company’s customer-centric efforts.  Both of these promotions reflect the Company’s ongoing commitment to these critical business functions and their contributions to AdvancePierre.

Regarding Simons’ transition, Dean Hollis, Chairman of the Board, said: “John has been instrumental in transforming AdvancePierre’s culture into one focused on collaboration and excellence and in building a world-class management team. Under John’s leadership, AdvancePierre has implemented the APF way, our sustainable improvement program which transformed our business performance and enhanced our margin profile.  We look forward to continuing to benefit from John’s experience and guidance as Chief Executive Officer throughout the transition period.”

Simons commented: “AdvancePierre is on a solid and steady path for continued success.  I’m extremely proud of our team’s many accomplishments over the past several years, perhaps most notably around our successful NYSE debut and the work that followed to establish AdvancePierre on strong footing as a public company.  For all of these reasons, I came to the decision that now is the right time to initiate this change, and the Board agreed that a smooth transition beginning with Chris’ appointment as President was the ideal next step.  I am looking forward to working alongside Chris over the coming months, and I am confident that the future is bright for AdvancePierre.”

As President, Sliva will work closely alongside Simons on the oversight and management of the company’s operating activities and to ensure a seamless transition of responsibilities.  Sliva is a recognized leader and operator with over a decade’s experience as a public food company executive.

Before joining AdvancePierre, Sliva was President and Chief Operating Officer at TreeHouse Foods, Inc. (NYSE: THS), a leading manufacturer of food and beverage products with more than 50 manufacturing facilities across the United States, Canada and Italy. Sliva joined TreeHouse in July 2012 as Senior Vice President and Chief Operating Officer of its Bay Valley Foods operating unit and also served as Executive Vice President and Chief Operating Officer of TreeHouse and President of Bay Valley during his time at the company.  Before that, Sliva spent six years as an executive at Dean Foods (NYSE: DF), including as Chief Commercial Officer of Dean’s subsidiary Fresh Dairy Direct-Morningstar, Chief Customer Officer for Dean’s White Wave Foods division and President and Chief Operating Officer for the Morningstar division.  Previously, Sliva held various leadership roles and sales and marketing positions with Eastman Kodak Company, Fort James Corporation and Procter & Gamble Distributing Company.

Hollis continued: “I am very pleased to welcome Chris to AdvancePierre.  Having spent a significant part of his career working in a customer-focused environment, Chris is well-equipped to reinforce and build upon AdvancePierre’s customer-centric approach.  Chris also shares our passion for food and his highly relevant experience as a senior executive with publicly-traded food and beverage companies strongly positions him to lead AdvancePierre through its next phase of growth.”

Sliva said: “I have watched AdvancePierre’s amazing progress over the past several years and I admire the spirit of collaboration, innovation and continuous improvement deeply-rooted in every aspect of the business.  I am excited to work with John and the rest of the talented team during this transition period as we strive to deliver even greater value for customers and sustained profitable growth and value for shareholders.”

About AdvancePierre Foods

AdvancePierre Foods Holdings, Inc. (NYSE: APFH), headquartered in Cincinnati, Ohio, is a leading national producer and distributor of value-added, convenient, ready-to-eat sandwiches, sandwich components and other entrées and snacks to a wide variety of distribution outlets including foodservice, retail and convenience store providers. With revenues of $1.6 billion in 2015 and more than 4,000 employees, the Company offers a broad line of products across all day parts including: ready-to-eat sandwiches, such as breakfast sandwiches, peanut butter and jelly sandwiches and hamburgers; sandwich components, such as fully cooked hamburger and chicken patties, and Philly steaks; and other entrées and snacks, such as country-fried steak, stuffed entrées, chicken tenders and cinnamon dough bites. A fund managed by Oaktree Capital Management, L.P., a Los Angeles-based investment firm, is the majority shareholder of AdvancePierre Foods.

Forward-Looking Statements

This release contains “forward-looking statements.” The words “estimates,” “expects,” “contemplates,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may,” “should” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Actual results may vary materially from what is expressed in or indicated by the forward-looking statements as a result of various factors, some of which are beyond our control, including but not limited to: competition, disruption of our supply chain, the loss of or reduced purchasing by any of our major customers, increases in the prices of raw materials, deterioration of general economic conditions, changes in consumer eating habits, potential product liability claims and inadequacy of insurance and indemnification agreements in covering any successful claims, adverse publicity, exposure to legal proceedings or other claims, claims regarding our intellectual property rights or termination of our material licenses; failure to comply with government contracts or applicable laws and regulations, failure to comply with governmental and environmental regulations, labor disruptions, failure to retain members of our senior management team or transition leadership roles effectively, inability to identify, complete and integrate acquired businesses, inability to realize anticipated cost savings or incurrence of additional costs in order to realize such cost savings, breaches of data security, disruptions in our information technology systems, the impact of our high level of indebtedness; and Oaktree controlling us, and the other risks and uncertainties detailed in our Registration Statement on Form S-1 (Reg. No. 333-210674) filed with the Securities and Exchange Commission on April 11, 2016 and declared effective on July 14, 2016. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Contacts

Investors

AdvancePierre Foods Holdings, Inc.

ir@advancepierre.com

Media

Vehr Communications

Laura Phillips

513-381-8347

lphillips@vehrcommunications.com